CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 31, 1997, relating to the financial statements of Pruco Life of New Jersey Variable Appreciable Account, which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated April 11, 1997, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which appears in such Prospectus.

We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated February 14, 1997, relating to the financial statements and financial highlights of the Conservative Balanced and Flexible Managed Portfolios, two of the fifteen portfolios that comprise The Prudential Series Fund, Inc., which appears in such Statement of Additional Information.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus and "Experts" in the Statement of Additional Information.




/s/ PRICE WATERHOUSE LLP


1177 Avenue of the Americas
New York, New York 10036
April 24, 1997


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